Exhibit 99.1

Selective Reports First Quarter 2025 Results

First Quarter Net Income per Diluted Common Share and Non-GAAP Operating Income1 per
Diluted Common Share of $1.76; Return on Common Equity ("ROE") and Non-GAAP Operating ROE1 of 14.4%

In the first quarter of 2025:

•Net premiums written ("NPW") increased 7% from the first quarter of 2024;
•The GAAP combined ratio was 96.1%, compared to 98.2% in the first quarter of 2024;
•Commercial Lines renewal pure price increases averaged 9.1%, up 1.5 points from 7.6% in the first quarter of 2024;
•After-tax net investment income was $96 million, up 12% from the first quarter of 2024;
•Book value per common share was $50.33, up 5% from last quarter; and
•Adjusted book value per common share¹ was $53.39, up 2% from last quarter.

Branchville, NJ - April 23, 2025 - Selective Insurance Group, Inc. (NASDAQ: SIGI) reported financial results for the first quarter ended March 31, 2025, with net income per diluted common share and non-GAAP operating income1 per diluted common share of $1.76. Return on common equity and non-GAAP operating ROE1 were 14.4%.

For the quarter, Selective's combined ratio improved 2.1 points to 96.1%. Catastrophe losses were 3.7 points and net unfavorable prior year casualty reserve development was 0.4 points. NPW grew 7% from a year ago driven by renewal pure price increases of 10.3%. Net investment income increased 12% from a year ago, to $96 million after-tax, and generated 12.8 points of annualized ROE in the quarter.

“Our operating ROE of 14.4% for the first quarter was a positive start to the year and our full-year combined ratio guidance remains at 96% to 97%. Total renewal pure price increased 10.3% in the quarter, up from 8.1% a year ago,” said John J. Marchioni, Chairman, President and Chief Executive Officer.

“Our underwriting portfolio remains stable, and our most profitable segments drove growth. Excess and surplus lines net premiums written grew by 20% in the quarter, with a 92.5% combined ratio. Standard Commercial Lines, representing 81% of net premiums written, grew 8% in the quarter with a 96.4% combined ratio. In Standard Commercial Lines, quarterly renewal pure pricing was 9.1% with stable retention of 85%. General Liability pricing accelerated further to 12.0%, up from 10.6% in the fourth quarter of 2024 and 6.5% a year ago.”

“In February, we completed a $400 million senior note issuance, enhancing our financial flexibility. The proceeds are being used for general corporate purposes, including supporting organic growth, which remains our primary way to create long-term value for our shareholders,” concluded Mr. Marchioni.

Operating Highlights

Consolidated Financial Results	Quarter ended March 31,			Change
$ and shares in millions, except per share data	2025		2024
Net premiums written	$1,240.4		1,156.6	7%
Net premiums earned	1,158.8		1,050.9	10
Net investment income earned	120.7		107.8	12
Net realized and unrealized gains (losses), pre-tax	0.2		(1.6)	(114)
Total revenues	1,285.2		1,165.0	10
Net underwriting income (loss), after-tax	36.1		15.0	140
Net investment income, after-tax	95.6		85.6	12
Net income (loss) available to common stockholders	107.6		80.2	34
Non-GAAP operating income (loss)[1]	107.4		81.5	32
Combined ratio	96.1%		98.2	(2.1)	pts
Loss and loss expense ratio	64.4		67.0	(2.6)
Underwriting expense ratio	31.6		30.9	0.7
Dividends to policyholders ratio	0.1		0.3	(0.2)
Net catastrophe losses	3.7	pts	5.3	(1.6)
Non-catastrophe property losses and loss expenses	15.4		16.3	(0.9)
(Favorable) unfavorable prior year reserve development on casualty lines	0.4		3.3	(2.9)
Current year casualty loss costs	44.9		42.1	2.8
Net income (loss) available to common stockholders per diluted common share	$1.76		1.31	34%
Non-GAAP operating income (loss) per diluted common share[1]	1.76		1.33	32
Weighted average diluted common shares	61.3		61.2	—
Book value per common share	$50.33		46.17	9
Adjusted book value per common share[1]	53.39		50.97	5

Overall Insurance Operations

For the first quarter, overall NPW increased 7% as we focused on rate and non-rate actions to drive profitability while prudently growing the business. Average renewal pure price increased 10.3%, up 2.2 points from a year ago, and our 96.1% combined ratio was 2.1 points better than a year ago. Lower unfavorable prior year casualty reserve development, net catastrophe losses, and non-catastrophe property losses drove the improvement. This was partially offset by higher current year casualty loss costs and a higher expense ratio. Overall, our insurance segments contributed 4.8 points of ROE in the first quarter of 2025.

Standard Commercial Lines Segment

For the first quarter, Standard Commercial Lines premiums (representing 81% of total NPW) grew 8% from a year ago. The premium growth reflected average renewal pure price increases of 9.1% and stable retention of 85%. The first quarter combined ratio was 96.4%, down 2.4 points from a year ago. The improvement was driven by no prior year casualty reserve development compared to 4.2 points of unfavorable prior year casualty reserve development a year ago and lower net catastrophe losses. These improvements were partially offset by higher current year casualty loss costs.

The following table shows the variances in key quarter-to-date measures:

Standard Commercial Lines Segment	Quarter ended March 31,			Change
$ in millions	2025		2024
Net premiums written	$1,003.2		931.7	8%
Net premiums earned	912.2		834.1	9
Combined ratio	96.4%		98.8	(2.4)	pts
Loss and loss expense ratio	63.8		66.7	(2.9)
Underwriting expense ratio	32.5		31.7	0.8
Dividends to policyholders ratio	0.1		0.4	(0.3)
Net catastrophe losses	2.2	pts	4.6	(2.4)
Non-catastrophe property losses and loss expenses	14.1		13.8	0.3
(Favorable) unfavorable prior year reserve development on casualty lines	—		4.2	(4.2)
Current year casualty loss costs	47.5		44.1	3.4

Standard Personal Lines Segment

For the first quarter, Standard Personal Lines premiums (representing 7% of total NPW) decreased 12% from a year ago due to deliberate profit improvement actions. New business decreased by 58% as we focused on growth in states where we have filed and obtained approvals of adequate rates. Renewal pure price was 24.1% and retention was 75%. The first quarter 2025 combined ratio decreased 7.1 points from a year ago to 98.0%. The improvement reflects the benefit of renewal pure price increases, along with lower catastrophe and non-catastrophe property losses. This was partially offset by 4.8 points of unfavorable prior year casualty reserve development in personal auto.

The following table shows the variances in key quarter-to-date measures:

Standard Personal Lines Segment	Quarter ended March 31,			Change
$ in millions	2025		2024
Net premiums written	$87.5		99.9	(12)%
Net premiums earned	103.7		103.8	—
Combined ratio	98.0%		105.1	(7.1)	pts
Loss and loss expense ratio	73.9		81.2	(7.3)
Underwriting expense ratio	24.1		23.9	0.2
Net catastrophe losses	6.9	pts	11.4	(4.5)
Non-catastrophe property losses and loss expenses	35.2		40.3	(5.1)
Unfavorable prior year reserve development on casualty lines	4.8		—	4.8
Current year casualty loss costs	27.0		29.5	(2.5)

Excess and Surplus Lines Segment

For the first quarter, Excess and Surplus Lines premiums (representing 12% of total NPW) increased 20% compared to the prior-year period, driven by strong policy count growth, average renewal pure price increases of 8.7%, and new business growth of 4%. The first quarter 2025 combined ratio was 92.5%, up 4.9 points compared to a year ago as higher catastrophe losses were partially offset by lower non-catastrophe property losses.

The following table shows the variances in key quarter-to-date measures:

Excess and Surplus Lines Segment	Quarter ended March 31,			Change
$ in millions	2025		2024
Net premiums written	$149.7		125.0	20%
Net premiums earned	142.9		113.0	26
Combined ratio	92.5%		87.6	4.9	pts
Loss and loss expense ratio	61.6		56.7	4.9
Underwriting expense ratio	30.9		30.9	—
Net catastrophe losses	11.5	pts	4.3	7.2
Non-catastrophe property losses and loss expenses	9.4		12.6	(3.2)
(Favorable) prior year reserve development on casualty lines	—		—	—
Current year casualty loss costs	40.7		39.8	0.9

Investments Segment

For the first quarter, after-tax net investment income of $96 million was up 12% from a year ago. The after-tax income yield averaged 4.0% for the fixed income securities portfolio and 3.8% for the overall portfolio. With invested assets per dollar of common stockholders' equity of $3.37 as of March 31, 2025, net investment income generated 12.8 points of annualized ROE.

Investments Segment	Quarter ended March 31,		Change
$ in millions, except per share data	2025	2024
Net investment income earned, after-tax	$95.6	85.6	12%
Net investment income per common share	1.56	1.40	11
Effective tax rate	20.8%	20.6	0.2	pts
Average yields:
Portfolio:
Pre-tax	4.8	4.9	(0.1)
After-tax	3.8	3.9	(0.1)
Fixed income securities:
Pre-tax	5.0%	5.0	—	pts
After-tax	4.0	4.0	—
Annualized ROE contribution	12.8	12.3	0.5

Balance Sheet

$ in millions, except per share data	March 31, 2025	December 31, 2024	Change
Total assets	$14,197.6	13,514.2	5%
Total investments	10,295.3	9,651.3	7
Long-term debt	903.2	507.9	78
Stockholders’ equity	3,258.5	3,120.1	4
Common stockholders' equity	3,058.5	2,920.1	5
Invested assets per dollar of common stockholders’ equity	3.37	3.31	2
Net premiums written to policyholders' surplus	1.47	1.60	(8)
Book value per common share	50.33	47.99	5
Adjusted book value per common share[1]	53.39	52.10	2
Debt to total capitalization	21.7%	14.0%	7.7	pts

Book value per common share increased by $2.34, or 5%, during the first quarter of 2025. The increase was primarily attributable to $1.76 of net income per diluted common share and a $1.06 decrease in after-tax net unrealized losses on our fixed income securities portfolio, partially offset by $0.38 in common stockholder dividends. The decrease in after-tax net unrealized losses on our fixed income securities portfolio was primarily driven by lower interest rates. In the first quarter of 2025, the Company repurchased 233,611 shares of common stock at an average price of $82.87 for $19.4 million. Capacity under the existing repurchase authorization was $56.1 million as of March 31, 2025.

Selective's Board of Directors declared:

•    A quarterly cash dividend on common stock of $0.38 per common share that is payable June 2, 2025, to holders of record on May 15, 2025; and
•    A quarterly cash dividend of $287.50 per share on our 4.60% Non-Cumulative Preferred Stock, Series B (equivalent to $0.28750 per depositary share) payable on June 16, 2025, to holders of record as of May 30, 2025.

Guidance
For 2025, our full-year expectations are as follows:

•A GAAP combined ratio of 96% to 97%, including net catastrophe losses of 6 points. Our combined ratio estimate assumes no additional prior year casualty reserve development;
•After-tax net investment income of $405 million. A higher asset base due to proceeds from our senior notes issuance should benefit net investment income, while the alternative investments portfolio could face increased valuation headwinds given financial market volatility;
•An overall effective tax rate of 21.5%; and
•Weighted average shares of 61.5 million on a fully diluted basis, including the shares repurchased in the first quarter of 2025 and assuming no additional repurchases under our existing share repurchase authorization.

The supplemental investor package, with financial information not included in this press release, is available on the Investors page of Selective’s website at www.Selective.com.

Selective’s quarterly analyst conference call will be simulcast at 8:00 AM ET, on Thursday, April 24, 2025, on www.Selective.com. The webcast will be available for rebroadcast until the close of business on May 23, 2025.

About Selective Insurance Group, Inc.
Selective Insurance Group, Inc. (Nasdaq: SIGI) is a holding company for 10 property and casualty insurance companies rated "A+" (Superior) by AM Best. Through independent agents, the insurance companies offer standard insurance for commercial and personal risks and specialty insurance for commercial risks. Selective also offers flood insurance through the National Flood Insurance Program's Write Your Own Program. Selective's unique position as both a leading insurance group and employer of choice is widely recognized, with awards and honors that include listing in Forbes Best Midsize Employers and certification for five consecutive years as a Great Place to Work®.

1Reconciliation of Net Income (Loss) Available to Common Stockholders to Non-GAAP Operating Income (Loss) and Certain Other Non-GAAP Measures
Non-GAAP operating income (loss), non-GAAP operating income (loss) per diluted common share, and non-GAAP operating return on common equity differ from net income (loss) available to common stockholders, net income (loss) available to common stockholders per diluted common share, and return on common equity, respectively, by the exclusion of after-tax net realized and unrealized gains and losses on investments included in net income (loss). Adjusted book value per common share differs from book value per common share by excluding total after-tax unrealized gains and losses on investments included in accumulated other comprehensive income (loss). These non-GAAP measures are used as important financial measures by management, analysts, and investors, because the timing of realized and unrealized investment gains and losses on securities in any given period is largely discretionary. In addition, net realized and unrealized gains and losses on investments could distort the analysis of trends. These operating measurements are not intended to be a substitute for net income (loss) available to common stockholders, net income (loss) available to common stockholders per diluted common share, return on common equity, and book value per common share prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of net income (loss) available to common stockholders, net income (loss) available to common stockholders per diluted common share, return on common equity, and book value per common share to non-GAAP operating income (loss), non-GAAP operating income (loss) per diluted common share, non-GAAP operating return on common equity, and adjusted book value per common share, respectively, are provided in the tables below.

Note: All amounts included in this release exclude intercompany transactions.

Reconciliation of Net Income (Loss) Available to Common Stockholders to Non-GAAP Operating Income (Loss)

$ in millions	Quarter ended March 31,
	2025	2024
Net income (loss) available to common stockholders	$107.6	80.2
Net realized and unrealized investment (gains) losses included in net income, before tax	(0.2)	1.6
Tax on reconciling items	—	(0.3)
Non-GAAP operating income (loss)	$107.4	81.5

Reconciliation of Net Income (Loss) Available to Common Stockholders per Diluted Common Share to Non-GAAP Operating Income (Loss) per Diluted Common Share

	Quarter ended March 31,
	2025	2024
Net income (loss) available to common stockholders per diluted common share	$1.76	1.31
Net realized and unrealized investment (gains) losses included in net income, before tax	—	0.03
Tax on reconciling items	—	(0.01)
Non-GAAP operating income (loss) per diluted common share	$1.76	1.33

Reconciliation of Return on Common Equity to Non-GAAP Operating Return on Common Equity

	Quarter ended March 31,
	2025	2024
Return on Common Equity	14.4%	11.5
Net realized and unrealized investment (gains) losses included in net income, before tax	—	0.2
Tax on reconciling items	—	—
Non-GAAP Operating Return on Common Equity	14.4%	11.7

Reconciliation of Book Value per Common Share to Adjusted Book Value per Common Share

	Quarter ended March 31,
	2025	2024
Book value per common share	$50.33	46.17
Total unrealized investment (gains) losses included in accumulated other comprehensive (loss) income, before tax	3.88	6.08
Tax on reconciling items	(0.82)	(1.28)
Adjusted book value per common share	$53.39	50.97

Note: Amounts in the tables above may not foot due to rounding.

Forward-Looking Statements

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” defined in the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a forward-looking statement safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements discuss our intentions, beliefs, projections, estimations, or forecasts of future events and financial performance. They involve uncertainties and known and unknown risks and other factors that may cause actual results, activity levels, or performance to materially differ from those in or implied by the forward-looking statements. In some cases, forward-looking statements include the words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “attribute,” “confident,” “strong,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” “continue,” or comparable terms. Our forward-looking statements are only predictions; we cannot guarantee or assure that such expectations will prove correct. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, except as may be required by law.

Factors that could cause our actual results to differ materially from what we project, forecast, or estimate in forward-looking statements include, without limitation:
•Challenging conditions in the economy, global capital markets, the banking sector, and commercial real estate, including prolonged higher inflation, could increase loss costs and negatively impact investment portfolios;
•Deterioration in the public debt, public equity, or private investment markets that could lead to investment losses and interest rate fluctuations;
•Ratings downgrades on individual securities we own could negatively affect investment values, impacting statutory surplus;
•The development and adequacy of our loss reserves and loss expense reserves;
•Frequency and severity of catastrophic events, including natural events that climate change may impact, such as hurricanes, severe convective storms, tornadoes, windstorms, earthquakes, hail, severe winter weather, floods, and fires, and man-made events such as criminal and terrorist acts, including cyber-attacks, explosions, and civil unrest;
•Adverse market, governmental, regulatory, legal, political, or judicial rulings, conditions or actions, including the impact of social inflation;
•The significant geographic concentration of our business in the eastern portion of the United States;
•The cost, terms and conditions, and availability of reinsurance;
•Our ability to collect on reinsurance and the solvency of our reinsurers;
•The impact of changes in U.S. trade policies and imposition of tariffs on imports that may lead to higher than anticipated inflationary trends for our loss and loss expenses;
•Ongoing wars and conflicts impacting global economic, banking, commodity, and financial markets, exacerbating ongoing economic challenges, including inflation and supply chain disruption, all of which can influence insurance loss costs, premiums, and investment valuations;
•Uncertainties related to insurance premium rate increases and business retention;
•Changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states;
•The effects of data privacy or cyber security laws and regulations on our operations;
•Major defect or failure in our internal controls or information technology and application systems that result in marketplace brand damage, increased senior executive focus on crisis and reputational management issues, and/or increased expenses, particularly if we experience a significant privacy breach;
•Potential tax or federal financial regulatory reform provisions that could pose certain risks to our operations;
•Our ability to maintain favorable financial ratings, which may include sustainability considerations, from rating agencies, including AM Best, Standard & Poor’s, Moody’s, and Fitch;
•Our entry into new markets and businesses; and
•Other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including our Annual Report on Form 10-K and other periodic reports.

Investor Contact: Brad B. Wilson 973-948-1283 Brad.Wilson@Selective.com	Media Contact: Jamie M. Beal 973-948-1234 Jamie.Beal@Selective.com

Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 www.Selective.com